Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 16, 2007, in Amendment No. 2 to the Registration Statement (Form S-11 No. 333-136273) and related Prospectus of Institutional REIT, Inc. for the registration of 340,000,000 shares of its common stock.

/s/ Ernst & Young LLP

Atlanta, GA

April 24, 2007